KEYCO BOND FUND, INC.
File number 811-2957


Attachment to Form N-SAR
Period ended:  03/31/2016

Item 77C  Matters submitted to a vote of security
holders.

The annual meeting of shareholders was held on Tuesday, December 15, 2015. The results of the votes taken on the proposals before the shareholders are reported below.
Each vote represents one share held on the record date for the meeting.




Item 1.  Election of Directors






  Number of Shares






Nominee




For


Withheld
Authority




Mark E. Schlussel
Steve Milgrom
Thomas E. Purther
Ellen T. Horing
Michael Pullman


      12,370
      12,370
      12,370
      12,370
      12,370


0
0
0
0
0





Item 2. Ratify the selection of registered independent accountants

Ratify the selection of Sanville & Company as the Fund s registered independent public accountants for the year ending September 30, 2016

				  Number
				 of Shares

		For		   12,370
		Against	        0
		Abstain	        0